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                       GTS DURATEK, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                   Three Months Ended March 31, 1996 and 1995


                                                      1996            1995
Primary:

Earnings (loss) applicable to common stock          $500,449         $292,306

Accrued dividend on preferred stock                 (320,000)        (235,200)

Accretion  of redeemable preferred stock             (54,712)         (35,623)
                                                     -------          -------

Net earnings (loss) applicable to common stock      $125,737          $21,483
                                                    ========          =======

Average common shares outstanding                  9,521,811        8,689,317

Dilutive effect of stock options and warrants      2,494,966          619,430
                                                   ---------          -------
Weighted average commom shares outstanding        12,016,777        9,308,747

Earnings (loss) per common share                       $0.01            $0.00
                                                       =====            =====

Fully Diluted:

Earnings (loss) applicable to common stock          500,449           292,306

Accrued dividend on preferred stock                (320,000)         (235,200)

Accretion of redeemble preferred stock              (54,712)          (35,623)
                                                    -------           -------
Net earnings (loss) applicable to common stock     $125,737           $21,483
                                                   ========           =======

Average common shares outstanding                 9,521,811         8,689,317

Dilutive effect of stock options and warrants     2,527,140           817,592
                                                  ---------           -------
Weighted average common shares outstanding       12,048,951         9,506,909

Earnings (loss) per common share                      $0.01             $0.00
                                                      =====             =====

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